                                                                    EXHIBIT 10.9

                                                  ELECTRIC ENERGY, INC.
                                                  Modification No.13



                               MODIFICATION NO. 13


        THIS MODIFICATION NO. 13, entered into this 18th day of January, 1989, by and between ELECTRIC ENERGY, INC., (referred to as "Company"), a corporation organized under the laws of the State of Illinois, and the UNITED STATES OF AMERICA (referred to as "Government"), acting by and through the SECRETARY (referred to as "Secretary") of the DEPARTMENT OF ENERGY (referred to as "DOE");

        WITNESSETH THAT:

        WHEREAS, Company and Government have heretofore entered into Contract No. DE-AC05-760R01312 (referred to as the "Agreement"), for the supply by Company of electric power then required by DOE at its Paducah Project (referred to as the "Project") near Paducah, Kentucky; and

        WHEREAS, the Agreement has previously been amended by Modifications Nos. 1 through 12, and by various unnumbered letter agreements and unilateral notices; and

        WHEREAS, Company and Government desire to amend the Agreement further;
and

        WHEREAS, this Modification No. 13 is authorized by and entered into under the Atomic Energy Act of 1954, as amended; the Energy Reorganization Act of 1974 (P.L. 93- 438); the Department of Energy Organization Act (P.L. 95- 91); and other applicable law;

        NOW, THEREFORE, in consideration of the premises and provisions of the Agreement, as heretofore amended and as it is amended hereby, and in consideration of the mutual agreements and undertakings of the parties, the parties agree that the terms and provisions of the Articles and Sections of the Agreement, as heretofore amended, shall be and are hereby amended by this Modification No. 13 as follows:

        1. SECTION 2.08, Firm Additional Power, is modified in its entirety as follows:

               "SECTION 2.08, Firm Additional Power. Beginning on the effective date of this modification, Company shall be obligated to supply, and DOE shall be obligated to purchase, amounts of power necessary to meet DOE's 'Minimum Power Requirement' at the Project. DOE's Minimum Power Requirement shall be defined as 450 MW during the months of March through October and 550 MW during the months of November through February. Such power shall be referred to as 'Firm Additional Power,' and shall be defined as firm power, other than power generated at Joppa Plant, which is purchased by Company from the Sponsoring Companies for the purpose of supplying DOE's Minimum Power Requirement. In the event that such power must be curtailed by the supplying Sponsoring Company, such curtailment shall be made, in order of priority, only after all non-firm coordination sales and interruptible native load sales have been curtailed. However, such curtailment will be made, in the judgment of the supplying Sponsoring Company, if necessary to preclude the need to curtail non- interruptible native load or non-interruptible coordination sales. (Native load is defined as the power needed to supply retail customers and requirements wholesale customers.)

               "Either party shall have the right to cancel its obligation to supply or take Firm Additional Power, in whole or in part, by providing a written notice of cancellation to the other party three years prior to the effective date of cancellation.

               "DOE shall pay Company for Firm Additional Power at a rate equal to Company's cost to purchase such power, plus up to one additional dollar per megawatthour. However, Company shall contract for Firm Additional Power in a manner which, in Company's best judgment and consistent with Company's interconnection agreements and operating practices, will provide DOE with Firm Additional Power at the lowest practical cost.

               "The need for certain amounts of Firm Additional Power can be foreseen and scheduled prior to delivery. On October 1 of every year, beginning with the effective date of this modification, Company shall provide DOE with a proposed schedule and pricing options of such amounts of Firm Additional Power for the immediately following calendar year. The pricing options shall include at a minimum:

                      "(a) Power price quotes which shall incorporate both
               demand and energy cost components, and shall be expressed in terms of dollars per megawatthour. These quotes shall be guaranteed prices for the next calendar year and shall be determined by competitive bidding among the utility systems with agreements to supply firm power to Company. If DOE selects this pricing option, it shall be obligated to purchase all of the energy which is covered by this option from Company.

                      "(b) Capacity price quotes, with energy to be priced
               separately and based on the actual incremental costs of the supplying utility systems at the time of delivery. If DOE selects this option, it shall pay the capacity cost calculated over the full period which is covered by this option. Company shall schedule the energy associated with this capacity from the most economical supplier. In addition, upon reasonable notice, DOE may schedule energy in lieu of energy associated with Firm Additional Power from sources other than Company.

                      "DOE shall notify Company of its pricing option selection
               by November 1 of the year immediately prior to the calendar year in which the price is to apply.

                      "The aggregate of the scheduled megawatthours of Firm
               Additional Power for all hours of a month shall be deemed to be the delivered megawatthours of Firm Additional Power for the month, and shall be called the 'Billing MWh of Firm Additional Power.' The difference between the cost of Firm Additional Power to DOE and the cost of such power to Company shall not be included in the Component D Calculation specified in Section 3.01, and the income taxes on such difference shall not be included in Component C of Section 3.01."

        2. The following paragraph (c) is added to Section 3.05 of the contract:

               "(c) If DOE's average annual purchases (averaged for all years beginning with the in-service date of the modified transmission facilities to be described in Appendix 'E') of Additional Power from Company equal or exceed 6,000,000 MWh, then DOE shall pay for the costs of additional transmission facilities described in Appendix 'E' in accordance with the provisions of Section 3.11. If DOE's average annual purchases of Additional Power exceed 4,200,000 MWh but are less than 6,000,000 MWh, then DOE shall pay for a percentage of the cost of the facilities to be described in Appendix 'E,' determined by the following formula:

                      % = 100 - 25 x Excess MWh
                                     ----------
                                     1,800,000

        Where Excess MWh equals the average annual MWhs of Additional Power purchased by DOE from Company in excess of 4,200,000 MWh. Adjustments will be applied to current and previous years' Annual Adjustment of DOE Charges."

        3.     The following SECTION 3.11 is incorporated into the Agreement:

               "SECTION 3.11. Additional Transmission Facilities - Joppa Plant. In order for Company to supply Additional Power in amounts projected to be needed by DOE, Company will require additional transmission facilities. DOE and Company will mutually determine the transmission additions or modifications necessary to establish an adequate transmission path, and such modifications shall be described in an Appendix 'E,' which shall be completed and made a part of this Agreement before such modifications, subject to regulatory approval. Cost alloca-tion of these facilities shall be in accordance with the following:

                      "(a) DOE shall provide a minimum of 75 percent of the cost support for the facilities;

                      "(b) The costs applicable to the transmission facility
               modifications shall be included under Section 3.01 of this Agreement and shall be charged to DOE in accordance with Article III of this contract provided that the Annual DOE Percentage of Joppa Plant is not less than 75 percent, as stated in Section
               2.03 of this contract. If this percentage is less than 75 percent, DOE and Company agree that DOE shall continue to provide 75 percent of the cost support for the modified transmission facilities to be described in Appendix 'E';

                      "(c) If DOE cancels the contract pursuant to Section 6.02,
               DOE shall pay Company 100 percent of any unamortized costs of the modified transmission facilities."

        IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 13 as of the day and year first above written.



                                    UNITED STATES OF AMERICA

                                    BY:  SECRETARY OF ENERGY


                                    BY:
                                         --------------------------------------
                                            (Contracting Officer)


                                    ELECTRIC ENERGY, INC.


                                    BY:
                                         --------------------------------------

                                    TITLE:   President
                                           ------------------------------------

                               MODIFICATION NO. 14

        THIS MODIFICATION NO. 14, entered into this 6th day of March, 1991, by and between ELECTRIC ENERGY, INC., (referred to as "Company"), a corporation organized under the laws of the State of Illinois, and the UNITED STATES OF AMERICA (referred to as "Government"), acting by and through the SECRETARY (referred to as "Secretary") of the DEPARTMENT OF ENERGY (referred to as "DOE");

        WITNESSETH THAT:

        WHEREAS, Company and Government have heretofore entered into Contract No. DE-AC05-760R01312 (referred to as the "Agreement"), for the supply by Company of electric power then required by DOE at its Paducah Project (referred to as the "Project") near Paducah, Kentucky; and

        WHEREAS, the Agreement has previously been amended by Modifications Nos. 1 through 13, and by various unnumbered letter agreements and unilateral notices; and

        WHEREAS, DOE desires to purchase increased amounts of power and energy through the use of Company's transmission ties to the Sponsoring Companies; and

        WHEREAS, the Sponsoring Companies have agreed to make certain transmission modifications to increase transmission tie capability to Company; and

        WHEREAS, Company has expended approximately $1,900,000 including Allowance for Funds Used During Construction, at DOE's request in accordance with Section 3.11, for engineering and design of additional transmission facilities commonly known as Plan AA; and

        WHEREAS, Company and DOE have agreed to make certain billing changes to the Agreement;

        WHEREAS, this Modification 14 is authorized by and entered into under the Atomic Energy Act of 1954, as amended; the Energy Reorganization Act of 1974 (P.L. 93-

438); the Department of Energy Organization Act (P.L. 95- 91); and other applicable law;

        NOW, THEREFORE, in consideration of the premises and provisions of the Agreement, as heretofore amended and as it is amended hereby, and in consideration of the mutual agreements and undertakings of the parties, the parties agree that the terms and provisions of the Articles and Sections of the Agreement, as heretofore amended, shall be and are hereby amended by this Modification No. 14 as follows:

1. SECTION 3.03. Base Rate - Excess Joppa Energy, is modified in its entirety as follows:

               SECTION 3.03. Base Rate - Excess Joppa Energy. The base rate for Excess Joppa Energy shall consist of a base monthly energy charge to be computed by multiplying Company's Fuel costs per megawatthour for the immediately preceding month by the Billing MWh of Excess Joppa Energy taken by DOE during the month by a factor not to exceed 110 percent. The difference between the cost to generate Excess Joppa Energy and the cost to DOE of Excess Joppa Energy shall not be included in the Component D calculation specified in Section 3.01, and the income taxes on such difference shall not be included in Component C of Section 3.01.

2. The following SECTION 3.12. Transmission Improvements and Studies, is incorporated into the Agreement after Section 3.11.

               SECTION 3.12. Transmission Improvements and Studies. Company will contract with the Sponsoring Companies to make the transmission modifications outlined in Attachment A to this modification. Company's actual costs associated with the installation of facilities outlined in such Attachment A (including applicable overhead costs and all amounts charged to Company by the Sponsoring Companies) shall be included as Joppa Plant Costs in accordance with Section 3.01 of the Agreement. Such costs shall be charged to DOE in accordance with Article III of the Agreement, provided that the Annual DOE Percentage of Joppa Plant is not less than 75 percent, as stated in Section 2.03 of the Agreement, and provided that DOE purchases a minimum of 4,400,000 MWh of Additional Power annually. However,

               (a) If the Annual DOE Percentage of Joppa Plant is less than 75 percent, DOE shall continue to pay a minimum of 75 percent of the annual support for such costs, or

               (b) If DOE's annual purchases of Additional Power is less than 4,400,000 MWh, then regardless of DOE's Annual Percentage of Joppa Plant, DOE shall pay 100 percent of the annual support for such costs.

        If DOE cancels the Agreement pursuant to Section 6.02, DOE shall pay Company 100 percent of any unamortized portions of such costs.

        Company's costs associated with the engineering and design of additional transmission facilities not included in the outline of facilities in Attachment A to this modification, and which have been, or may be, accumulated under company Work Order No.2106, shall be allocated 100 percent to DOE. If, in the future, transmission facilities are constructed that utilize the engineering and design work accumulated against such work order, DOE shall receive a credit toward the amount paid to the extent such engineering and design work is applicable and usable.

3. SECTION 4.01. Submittal of Bills for Power, is modified in its entirety as follows:

               SECTION 4.01. Submittal of Bills for Power. Company shall submit to DOE within the first ten days of each month a bill for the base monthly demand charge for power for the immediately preceding month and the base monthly energy charges for all energy delivered by Company to DOE during such preceding month, as specified in Sections 3.02 and 3.03. Company shall also submit to DOE within the first ten days of each month a bill for power and energy supplied under Sections 2.07 through 2.10. All bills shall be promptly paid by DOE.

        Company shall also submit to DOE as early as practicable in each month a bill or bills or credit memoranda for any amounts due Company or DOE, for the immediately preceding month, resulting from any of the adjustments, reimbursements, or credits provided for in Sections 3.04 through 3.08, inclusive, and Section 3.10; provided, however, that Company may render such bills or credit memoranda for any or all of such adjustments on a quarterly basis, or such other basis as may be mutually acceptable, and may include therein the adjustments, reimbursements, or credits for any item not included in a previous bill or credit memorandum. Each such bill or credit memorandum shall include such detail as DOE may reasonably request to show the operation and effect of such adjustments, reimbursements, or credits.

        The effectiveness of the understandings contained in this Modification No. 14 are conditioned upon (1) the securing by Company of appropriate regulatory approvals, authorizations or acceptances, and (2) the delivery by DOE of the legal opinion of the Chief Counsel, DOE Oak Ridge Operations Office, stating that DOE has full power and authority to execute this Modification No. 14 and obligate the United States of America to the understandings contained herein. The Company shall notify DOE in writing when the aforementioned approvals, authorizations or acceptances have been obtained.

        IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 14 as of the day and year first above written.



                                        UNITED STATES OF AMERICA

                                        BY: ___________________________________


                                        ELECTRIC ENERGY, INC.

                                        BY:  __________________________________

                               MODIFICATION NO. 15



        THIS MODIFICATION NO. 15, entered into this 1st day of October, 1992, by and between ELECTRIC ENERGY, INC., (referred to as "Company"), a corporation organized under the laws of the State of Illinois, and the UNITED STATES OF AMERICA (referred to as "Government"), acting by and through the SECRETARY (referred to as "Secretary") of the DEPARTMENT OF ENERGY (referred to as "DOE");

        WITNESSETH THAT:

        WHEREAS, Company and Government have heretofore entered into Contract No. DE-AC05-760R01312 (referred to as the "Agreement"), for the supply by Company of electric power required by DOE at its Paducah Project (referred to as the "Project") near Paducah, Kentucky; and

        WHEREAS, the Agreement has previously been amended by Modifications Nos. 1 through 14, and by various unnumbered letter agreements and unilateral notices; and

        WHEREAS, this Modification No. 15 is authorized by and entered into under the Atomic Energy Act of 1954, as amended; the Energy Reorganization Act of 1974 (P.L. 93-438); the Department of Energy Organization Act (P.L. 95-91); and other applicable law;

        NOW, THEREFORE, in consideration of the premises and provisions of the Agreement, and heretofore amended and as it is amended hereby, and in consideration of the mutual agreements and undertakings of the parties, the parties agree that the terms and provisions of the Articles and Sections of the Agreement, as heretofore amended, shall be and are hereby amended by this Modification No. 15 as follows:

1.      The demand charge component set forth in paragraph (a), item (ii), of
Section 3.02, Base Rate - Permanent Joppa Power, shall be modified in its entirety as follows:

               (ii) $1.53 per megawatthour, multiplied by 1000 MW (capability of Joppa Plant), multiplied by the number of hours of the month, multiplied by the Annual DOE Percentage of Joppa Plant (determined in accordance with Section 2.03), multiplied by the ratio of, the Joppa Plant Availability Factor for the month (as determined in accordance with Appendix "C" to this Agreement) to
               0.925. This portion of the demand charge shall not be included in the "Component D" calculation specified in Section 3.01, and the income taxes in this charge shall not be included in "Component C" of Section 3.01. Furthermore, this portion of the demand charge shall be subject to periodic adjustment, upon mutual agreement of Company and DOE, and after an initial period of three years from date of execution of this Letter Supplement, to account for such indeterminable factors as prevailing conditions in the bulk power market.

2. Section 3.03. Base Rate - Excess Joppa Energy is modified in its entirety as follows:

               Section 3.03. Base Rate - Excess Joppa Energy. The base rate for Excess Joppa Energy shall consist of a base monthly energy charge to be computed by multiplying Company's Fuel costs per megawatthour for the immediately preceding month by the Billing MWh of Excess Joppa Energy taken by DOE during the month plus a factor not to exceeds $1.53 multiplied by the Billing MWh of Excess Joppa Energy taken by DOE during the month. The resultant factor not exceeding $1.53 multiplied by the Billing MWh of Excess Joppa Energy taken by DOE during the month shall not be included in the Component D calculation specified in Section 3.01, and the income taxes on this amount shall not be included in Component C of Section 3.01.

3. Section 3.04. Monthly Adjustment of DOE Charges paragraph (c) is modified in its entirety as follows:

               (c) The base monthly energy charge for Excess Joppa Energy specified in Section 3.03 shall be adjusted to equal Company's actual Fuel costs for the month multiplied by the ratio of the Billing MWh of Excess Joppa Energy to the billing MWh of all Joppa energy delivered during the month to DOE and other Company customers plus a factor not to exceed $1.53 multiplied by the Billing MWh of Excess Joppa Energy taken by DOE during the month.

        The effectiveness of the understandings contained in this Modification No. 15 are conditioned upon (1) the securing by Company of appropriate regulatory approvals, authorizations or acceptances, and (2) the delivery of DOE of the legal opinion of the Chief Counsel, DOE Oak Ridge Field Office, stating that DOE has full power and authority to execute this Modification No. 15 and obligate the United States of America to the understandings contained herein. The Company shall notify DOE in writing when the aforementioned approvals, authorizations or acceptances have been obtained.

        IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 15 as of the day and year first above written.



                                        UNITED STATES OF AMERICA


                                        BY:               /s/
                                             ----------------------------------
                                             Contracting Officer


                                        ELECTRIC ENERGY, INC.


                                        BY:              /s/
                                             ----------------------------------